EXHIBIT 99.1

Castellum, Inc. Announces Strategic Alliance with K2

VIENNA, Va., July 22, 2024 (GLOBE NEWSWIRE) -- Castellum, Inc. ("Castellum" or the "Company") (NYSE-American: CTM), a cybersecurity, electronic warfare, and software engineering services Company focused on the federal government, is pleased to announce a new strategic alliance with Krilla Kaleiwahea, LLC ("K2").

The strategic alliance leverages Castellum’s deep experience, and through its subsidiaries, many decades of serving the U.S. Government, with K2’s experienced leadership team as well as its eligibility status as a Native Hawaiian government contractor, the relationship enables for set-aside department of defense (“DOD”) work of up to $100 million.

"We are very pleased to announce this important alliance with K2," said Glen Ives, President and Chief Executive Officer of Castellum, Inc. "Our combined capabilities and K2's Native Hawaiian status will enable us to jointly go after a broad array of government contracts across the DOD and civilian federal government. We are ecstatic to work with Jeffrey Krilla, Peter Krilla, and the K2 team."

"Castellum is an ideal partner for us as we look to expand our capabilities and reach into the U.S. government," said Peter Krilla, Co-Founder of K2. "Castellum has excellent past performance, enabling us to bid on and win substantial new opportunities. We look forward to much success through this alliance."

About Krilla Kaleiwahea, LLC (K2):

K2 is an 8(a) Native Hawaiian Organization bringing a world-class team with decades of combined government, military, and corporate experience to impactful government projects across the globe. K2 is committed to excellence and passionate about taking on meaningful projects that contribute positively to our clients, communities, and the world - www.k2-nho.com.

About Castellum, Inc.

Castellum, Inc. is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - http://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "plan,"

EXHIBIT 99.1
"foresee," "likely," "will," "would," "appears," "goal," "target," or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget; and the Company's ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives, President and Chief Executive Officer
Phone: (703) 752-6157
Contact: Info@castellumus.com
http://castellumus.com

Peter Krilla, Co-Founder
Phone: (971) 998-7349
Contact: Info@k2-nho.com
www.k2-nho.com

A photo accompanying this announcement is available at: https://www.globenewswire.com/NewsRoom/AttachmentNg/3c0de937-8bf7-4f5e-9cb7-79f48d3dabc9